                                                    Registration No. 333-82109
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                            WIND RIVER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                        ---------------------------------

         DELAWARE                                     94-2873391
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                        ---------------------------------

                               500 Wind River Way
                            Alameda, California 94501
                                 (510) 748-4100
                    (Address of principal executive offices)

                        1994 ROUTERWARE STOCK OPTION PLAN

                        ---------------------------------

                                Richard W. Kraber
              Vice President of Finance and Chief Financial Officer
                            WIND RIVER SYSTEMS, INC.
                               500 Wind River Way
                            Alameda, California 94501
                                 (510) 748-4100

                        ---------------------------------

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ---------------------------------

                                   Copies to:
     Andrea Vachss, Esq.                            Wendi Okun, Esq.
      Cooley Godward LLP                        Wind River Systems, Inc.
      5 Palo Alto Square                           500 Wind River Way
     3000 El Camino Real                        Alameda, California 94501
 Palo Alto, California 94306                         (510) 748-4100
        (650) 843-5000

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE OFFERING       AMOUNT OF REGISTRATION
      BE REGISTERED             REGISTERED               SHARE (1)                 PRICE (1)                   FEE (2)
------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common          634,065              $0.15 - $6.85                $615,298                     $172
Stock (par value $.001)
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

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon with respect to the 650,325 shares subject to outstanding options, the exercise prices of such options.

(2)  The filing fee was previously paid.

       INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT
                         ON FORM S-8 NO. 333-82109

     The contents of Registration Statement on Form S-8
No. 333-82109 filed with the Securities and Exchange
Commission on July 1, 1999 are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1+      Opinion of Cooley Godward LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2+ Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature page

99.1      1994 RouterWare Stock Option Plan
----------------
+  Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on August 27, 1999.

                                      WIND RIVER SYSTEMS, INC.



                                      By:   /s/ Richard W. Kraber
                                            -------------------------------
                                            Richard W. Kraber
                                            CHIEF FINANCIAL OFFICER AND VICE
                                            PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                              DATE
/s/ Richard W. Kraber          Chief Financial Officer (Principal          August 27, 1999
----------------------         Financial Officer)
(Richard W. Kraber)


/s/ Jerry L. Fiddler           Chairman of the Board                       August 27, 1999
----------------------
(Jerry L. Fiddler)


/s/ Ronald A. Abelmann         Director                                    August 27, 1999
----------------------
(Ronald A. Ablemann)


/s/ William B. Elmore          Director                                    August 27, 1999
----------------------
(William B. Elmore)


/s/ Grant M. Inman             Director                                    August 27, 1999
----------------------
(Grant M. Inman)


/s/ David B. Pratt             Director                                    August 27, 1999
----------------------
(David B. Pratt)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                          DESCRIPTION

 5.1+     Opinion of Cooley Godward LLP
23.1      Consent of PricewaterhouseCoopers LLP
23.2+     Consent of Cooley Godward is contained in Exhibit 5.1
          to this Registration Statement
24.1      Power of Attorney is contained on the signature page
99.1      1994 RouterWare Stock Option Plan
------------------------------
+ Previously filed.